Exhibit 99

United Bancorp, Inc.
P. O. BOX 10 • MARTINS FERRY, OHIO 43935 • Phone: 740/633-BANK	Fax:740/633-1448
We are United to Better Serve You

PRESS RELEASE

United Bancorp, Inc. 201 South 4th at Hickory Street, Martins Ferry, OH 43935

Contact:	James W. Everson	Randall M. Greenwood
	Chairman and CEO	Senior Vice President, CFO and Treasurer
Phone:	(740) 633-0445 Ext. 6120	(740) 633-0445 Ext. 6181
	ceo@unitedbancorp.com	cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE:      11:00 AM July 29, 2013

Subject:	United Bancorp, Inc. Reports Earnings of $469,000 for the Three Months Ended June 30, 2013

MARTINS FERRY, OHIO ——— United Bancorp, Inc. (NASDAQ: UBCP), headquartered in Martins Ferry, Ohio reported net income of $469,000 for the three months ended June 30, 2013 compared to $731,000 for same three month period ended June 30, 2012. From a quarterly perspective, net income has increased for the fourth consecutive quarter and is up by approximately $4,000 on a linked quarter basis. Also on a linked quarter basis, the Company’s diluted earnings per share were $0.09 for each of the last two quarterly ending periods.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer remarked, “The Company’s net income realized in the second quarter of 2013 generated an annualized 0.44% return on average assets (“ROA”) and a 5.15% return on average equity (“ROE”) compared to 0.70% ROA and 8.21% ROE for the three months ended June 30, 2012. On a linked quarter basis, the Company’s ROA and ROE were up slightly. The Company’s year over year numbers were impacted by the previously reported conservative posturing relating to the management of its investment portfolio due to the Government’s ongoing zero rate monetary policy. The current Federal Reserve monetary policy now in its fifth year has made it extremely risky for a financial institution to generate a normalized historic return without taking on an excessive amount of interest rate risk. With the Federal Reserve’s present monetary policy leading to higher yielding securities being called, the Company’s six-month average investments declined $53.0 Million from June 30, 2012 to the same period in 2013, reducing the net interest margin to 3.59% as of June 30, 2013 compared to 3.94% for the period ended June 30, 2012. This decline in margin is attributed to the continued downward re-pricing of its assets in this continued low rate environment. As securities were called, the Company’s liquidity was invested in short term, lower yielding investment alternatives such as Cash and Due from the Federal Reserve Bank which increased on a six month average balance comparison by $36.3 million from June 30, 2012 to June 30, 2013. To help offset the downward pressure on the margin, the Company continued its focus on putting funds to work in higher yielding quality loans. Gross loans were up $16.6 million on a year over year basis to a level of $296.1 million. During this same period, the Company’s credit quality improved as non-accrual loans were down $340,000 to a level of $3.6 million and net loans charged off were down by over $673,000 to a level of $100,000. With this improvement in credit quality, the Company continued to provide a provision for loan losses which was $659,000 as June 30, 2013 compared to $501,000 as of June 30, 2012, an increase of $158,000. The provision for loan losses increased due to the credit uncertainly of several commercial relationships. This increased provision brought the total allowance for loan losses to total loans to a level of 1.10% and the total allowance for loan losses to non-accrual loans to 92%, both respectively increasing from levels of 0.95% and 68% as of June 30, 2012. With this continued improving trend of the overall credit quality, the Company projects a decrease of the provision for loan losses which will have a positive impact on future earnings. On the liability side of the balance sheet, the Company continued to see a positive return on its strategy of attracting lower cost funding while allowing higher cost funding to run off. Low cost funding consisting of interest bearing demand and savings deposits increased by over $22.0 million from June 30, 2012 to June 30, 2013 as higher costing time deposit balances decreased by over $28.3 million during this same period. A positive effect of attracting a higher level of transaction accounts was the Company’s service charges on deposit accounts increased by more than $94,000 on a linked quarter basis from March to June, 2013. It is projected this trend will continue even with the continuing Government mandated regulations relating to the Dodd-Frank Act, which have had a limiting effect on the level of revenue realized per account, being more fully implemented. This has been offset by the Company’s focus on attracting more transaction account customers and having a higher overall level of transaction accounts that can generate fee based income. From year to date 2012 to year to date 2013, non-interest expense increased on a year over year basis by $327,000 or 5.11%. This increase is attributed to several factors including: higher incentives paid to loan officers relating to the increase in loan originations; ever-increasing health care and benefits costs; and the acquiring and opening of the Company’s new Retail Banking and Training Center located on the west-side of the highly appealing St. Clairsville, Ohio.” Greenwood concluded, “With this new facility which opened during the second quarter of 2013, the significant liquid position in cash-type investments that can be invested in future periods at higher yields as market conditions improve, and the potential of a lower loan loss provision, we are projecting a continuing improvement in our profitability.”

James W. Everson, Chairman and CEO stated, “Our mantra in our earnings releases for the past three quarters has centered on the fact we are managing our balance sheet causing ‘short term pain for long term gain’. As stated above, our conservative risk management of keeping our liquidity in lower yielding short term investments has stifled our recent earnings reports, yet continues to be prudent with the anticipation of interest rate increases as the Federal Reserve eases out of its current monetary policy. At present, we continue to aggressively make loans in our banking communities and resist seeking a higher return by stretching maturities on our investment portfolio until we have a clearer definition of the Federal Reserve’s direction. By investing in longer maturities today, we would expose our shareholders to losses in capital and earnings when interest rates normalize. We continue to be satisfied to cover our overhead, provide for a proper amount of capital and reserves and make our dividend payment which is generous in today’s market with a current yield of 3.9%. We project our strategy will be proven right as inflation and higher interest rates return, bringing our shareholders the gain we are postured to earn.”

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio with total assets of approximately $414.6 million and total shareholder’s equity of approximately $36.4 million as of June 30, 2013. Through its single bank charter with its twenty banking offices and an operations center, The Citizens Savings Bank through its Community Bank Division serves the Ohio Counties of Athens, Fairfield and Hocking and through its Citizens Bank Division serves Belmont, Carroll, Harrison, Jefferson and Tuscarawas. United Bancorp, Inc. is a part of the Russell Microcap Index and trades on The NASDAQ Capital Market tier of the NASDAQ Stock Market under the symbol UBCP, Cusip #909911109.

Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements, which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or carry forward-looking statements, whether as a result of new information, future events or otherwise.

	United Bancorp, Inc. (UBCP) For Three Months Ended		% Change
	June 30, 2013	March 31, 2013
Earnings
Interest income on loans	$3,706,081	$3,742,537	-0.97%
Loan Fees	266,752	254,086	4.98%
Interest income on securities	250,085	322,342	-22.42%

Total interest income	4,222,918	4,318,965	-2.22%
Total interest expense	794,410	830,260	-4.32%

Net interest income	3,428,508	3,488,705	-1.73%
Provision for loan losses	340,019	319,028	6.58%
Net interest income after provision for loan losses	3,088,489	3,169,677	-2.56%
Service charge on deposit account	586,555	492,428	19.11%
Net realized gains on sale of loans	23,777	26,563	-10.49%
Net realized loss on sale of foreclosed real estate	(15,419)	—	N/A
Other noninterest income	201,380	221,664	-9.15%
Total noninterest income	796,293	740,655	7.51%
Deposit insurance premiums	74,400	82,040	-9.31%
Provision for losses on foreclosed real estate	10,340	—	N/A
Noninterest expense (excluding deposit insurance premiums and provision for losses on impairment on foreclosed real estate)	3,249,328	3,326,251	-2.31%
Total noninterest expense	3,334,068	3,408,291	-2.18%
Income tax expense	81,514	36,768	121.70%
Net income	$469,200	$465,273	0.84%
Key performance data
Earnings per common share - Basic	$0.10	$0.09	11.11%
Earnings per common share - Diluted	0.09	0.09	0.00%
Cash dividends paid	0.07	0.07	0.00%
Stock data
Dividend payout ratio	70.00%	77.78%	-7.78%
Price earnings ratio	17.26x	20.28x	-14.87%
Market price to book value	96%	96%	0.10%
Annualized yield based on quarter end close	3.86%	3.84%	0.69%
Market value - last close (end of period)	7.25	7.30	-0.68%
Book value (end of period)	7.58	7.64	-0.79%
Shares Outstanding
Average - Basic	4,802,987	4,809,538	—
Average - Diluted	4,862,910	4,863,309	—
Common stock, shares issue	5,375,304	5,375,304	—
Shares held as treasury stock	12,496	2,496	—
Return on average assets (ROA)	0.44%	0.43%	0.02%
Return on average equity (ROE)	5.15%	5.07%	0.09%
At quarter end
Total assets	$414,589,078	$428,073,363	-3.15%
Total assets (average)	428,358,000	436,730,000	-1.92%
Cash and due from Federal Reserve Bank	58,557,818	70,643,945	-17.11%
Average cash and due from Federal Reserve Bank	69,287,000	74,336,000	-6.79%
Securities and other restricted stock	35,102,802	36,738,575	-4.45%
Average securities and other restricted stock	37,972,000	40,949,000	-7.27%
Other real estate and repossessions	2,349,765	1,825,313	28.73%
Gross loans	296,071,664	295,558,753	0.17%
Average loans	295,455,000	295,786,000	-0.11%
Allowance for loan losses	(3,267,549)	(2,973,739)	9.88%
Net loans	292,804,115	292,585,014	0.07%
Net loans charged-off	46,208	53,334	-13.36%
Non-accrual loans	3,565,448	4,079,583	-12.60%
Loans past due 30+ days (excludes non accrual loans)	2,024,832	2,055,131	-1.47%
Intangible asset	245,040	274,800	-10.83%
Mortgage servicing asset	99,710	106,240	-6.15%
Total Deposits
Non interest bearing demand	67,573,848	72,135,381	-6.32%
Interest bearing demand	101,520,983	103,340,440	-1.76%
Savings	68,438,359	67,206,441	1.83%
Time	88,478,366	93,450,142	-5.32%
Total Deposits	326,011,556	336,132,404	-3.01%
Advances from the Federal Home Loan Bank	32,254,442	32,349,386	-0.29%
Repurchase Agreements	12,228,083	15,141,429	-19.24%
Shareholders’ equity	36,424,416	36,735,739	-0.85%
Shareholders’ equity (average)	36,426,000	36,735,000	-0.84%
Key performance ratios
Net interest margin (Federal tax equivalent)	3.59%	3.58%	0.01%
Interest expense to average assets	0.74%	0.76%	-0.02%
Total allowance for loan losses to nonaccrual loans	91.64%	72.89%	18.75%
Total allowance for loan losses to total loans	1.10%	1.01%	0.09%
Nonaccrual loans to total loans	1.20%	1.38%	-0.18%
Nonaccrual assets to total assets	1.43%	1.38%	0.05%
Net charge-offs to average loans	0.06%	0.07%	-0.01%
Equity to assets at period end	8.79%	8.58%	0.21%

	United Bancorp, Inc. (UBCP) For the Three Months Ended June 30,		% Change
	2013	2012
Earnings
Interest Income on loans	$3,706,081	$3,848,481	-3.70%
Loan Fees	266,752	312,614	-14.67%
Interest income on securities	250,085	468,080	-46.57%

Total Interest Income	4,222,918	4,629,175
Total interest expense	794,410	993,390	-20.03%

Net interest income	3,428,508	3,635,785	-5.70%
Provision for loan losses	340,019	167,691	102.77%
Net interest income after provision for loan losses	3,088,489	3,468,094	-10.95%
Service charges on deposit accounts	586,555	485,917	20.71%
Net realized gains on sale of loans	23,777	5,461	-335.40%
Net realized loss on sale of other real estate and repossessions	(15,419)	(14,107)	-9.30%
Other noninterest income	201,380	200,309	0.53%
Total noninterest income	796,293	677,580	17.52%
Deposit insurance premiums	74,400	68,310	8.92%
Provision for losses on foreclosed real estate	10,340	52,160	—
Other noninterest expense	3,249,328	3,060,267	6.18%
(Excluding FDIC Insurance Premiums and provision for losses on impairment of foreclosed real estate)
Total noninterest expense	3,334,068	3,180,737	4.82%
Income tax expense	81,514	233,482	-65.09%

Net income	$469,200	$731,455	-35.85%

Per share
Earnings per common share - Basic	$0.10	$0.15	-33.33%
Earnings per common share - Diluted	0.09	0.15	-40.00%
Cash dividends paid	0.07	0.14	-50.00%
Annualized yield based on quarter end close	3.86%	6.22%

Shares Outstanding
Average - Basic	4,802,987	4,781,770	—
Average - Diluted	4,862,910	4,862,269	—

	For the Six Months Ended June 30,		% Change
	2013	2012
Earnings
Interest income on loans	$7,448,618	$7,872,922	-5.39%
Loan Fees	520,838	$506,116	2.91%
Interest income on securities	572,427	941,811	-39.22%

Total interest income	8,541,883	9,320,849	-8.36%
Total interest expense	1,624,670	2,025,786	-19.80%

Net interest income	6,917,213	7,295,063	-5.18%
Provision for loan losses	659,047	501,039	31.54%
Service charges on deposit accounts	1,078,983	1,016,451	6.15%
Net realized gains of sales on securities	—	—	—
Net realized gains on sale of loans	50,340	9,347	438.57%
Net realized losses on sale of Other real estate and repossessions	(15,419)	(5,797)	—
Other noninterest income	423,044	397,865	6.33%
Total noninterest income	1,536,948	1,417,866	8.40%
Deposit Insurance premiums	156,440	142,343	9.90%
Provision for losses on foreclosed real estate	10,340	52,160	-80.18%
Other noninterest expense
(Excluding FDIC Insurance Premiums and provision for losses on impairment of foreclosed real estate)	6,575,579	6,220,357	5.71%
Total noninterest expense	6,742,359	6,414,860	5.11%
Income tax expense	118,282	304,692	-61.18%
Net income	$934,473	$1,492,338	-37.38%

Per share
Earnings per common share - Basic	$0.19	$0.30	-36.67%
Earnings per common share - Diluted	0.19	0.30	-36.67%
Cash dividends paid	0.14	0.28	-50.00%
Shares Outstanding
Average - Basic	4,806,244	4,775,423	—
Average - Diluted	4,866,168	4,853,181	—
At quarter end
Total assets	$414,589,078	$423,774,803	-2.17%
Total assets (average)	428,358,000	428,804,000	-0.10%
Other real estate and repossessions (“OREO”)	2,349,765	1,983,383	18.47%
Gross loans	296,071,664	279,490,150	5.93%
Allowance for loan losses	3,267,549	2,649,425	23.33%
Net loans	292,804,115	276,840,725	5.77%
Non-accrual loans	3,565,448	3,905,257	-8.70%
Net loans charged off	99,542	772,682	-87.12%
Average loans	295,455,000	279,058,000	5.88%
Cash and due from Federal Reserve Bank	58,557,818	44,361,828	32.00%
Average cash and due from Federal Reserve Bank	69,287,000	33,010,000	109.90%
Securities and other restricted stock	35,102,802	74,805,967	-53.07%
Average securities and other restricted stock	37,972,000	91,021,000	-58.28%
Total deposits	326,011,556	336,114,368	-3.01%
Non interest bearing demand	67,573,848	71,362,602	-5.31%
Interest bearing demand	101,520,983	82,156,325	23.57%
Savings	68,438,359	65,793,809	4.02%
Time	88,478,366	116,801,632	-24.25%
Advances from the Federal Home Loan Bank	32,254,442	32,742,167	-1.49%
Securities sold under agreements to repurchase	12,228,083	10,933,250	11.84%
Shareholders’ equity	36,424,416	36,382,413	0.12%
Shareholders’ equity (average)	36,426,000	36,351,000	0.21%
Stock data
Market value - last close (end of period)	$7.25	$9.01	-19.53%
Dividend payout ratio	73.68%	93.33%	-19.65%
Price earnings ratio	17.26x	15.02x	1.41%
Book value (end of period)	7.58	7.59	-0.13%
Market price to book value	95.65%	118.71%	-19.43%
Key performance ratios
Return on average assets (ROA)	0.44%	0.70%	-0.26%
Return on average equity (ROE)	5.13%	8.21%	-3.08%
Net interest margin (federal tax equivalent))	3.59%	3.94%	-0.35%
Interest expense to average assets	0.76%	0.94%	0.18%
Total allowance for loan losses to nonaccrual loans	91.64%	67.84%	23.80%
Total allowance for loan losses to total loans	1.10%	0.95%	0.10%
Nonaccrual loans to total loans	1.20%	1.40%	-0.20%
Nonaccrual loans and OREO to total assets	1.43%	1.39%	0.04%
Net charge-offs to average loans	0.07%	0.55%	-0.48%
Equity to assets at period end	8.79%	8.59%	0.20%